Exhibit 99.1

Media Relations: Bobbie Collins 212-810-8155	Investor Relations: Ellen Taylor 212-810-3815

BlackRock Reports Second Quarter Diluted EPS of $3.21 ($3.00 as adjusted)

Assets Under Management of $3.659 Trillion at June 30, 2011

New York, July 20, 2011 — BlackRock, Inc. (NYSE:BLK) today reported second quarter 2011 net income(1) of $619 million, up $187 million from a year ago and up $51 million from first quarter 2011. Operating income was $866 million and non-operating expense, net of non-controlling interests, was $27 million. The second quarter 2011 operating margin was 36.9%.

Second quarter net income, as adjusted(2), was $3.00 per diluted common share, up 27% from second quarter 2010 and 1% from first quarter 2011. Second quarter 2011 included operating income, as adjusted(2), of $3.09 per diluted share and net non-operating expense, as adjusted(2), of $0.09 per diluted share. Operating income, as adjusted(2), of $883 million, improved $142 million, or 19%, compared to second quarter 2010 and improved $64 million, or 8%, compared to first quarter 2011 primarily due to the effect of growth in base fees. The operating margin, as adjusted(2), for second quarter 2011 was 39.7%, an improvement compared to second quarter 2010 of 38.8% and first quarter 2011 of 39.1%.

On June 1, 2011, the Company completed its repurchase of Bank of America Corporation’s remaining ownership interest of 13.6 million preferred shares for approximately $2.5 billion. In connection with the repurchase, the Company issued $2.0 billion in debt, including $500 million of commercial paper.

“Our second quarter results – 16% year-over-year growth in revenue, 19% in operating income, 27% in diluted EPS, and operating margin of 39.7%(2) – all attest to the strength of BlackRock’s business model and our unique franchise,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Growth was driven largely by investment performance and asset mix, and is evidence that we are leveraging the full breadth of our alpha, beta and risk management capabilities to serve our clients.”

Assets under management (“AUM”) closed the quarter at $3.659 trillion, an increase of 16% year-over-year and 0.3% since first quarter-end. Net new business in long-term products was $134.0 billion during the last twelve months and $18.4 billion during the second quarter, before giving effect to merger-related outflows, the last of which settled during the second quarter. Our new business pipeline totaled $84.3 billion at July 14, 2011, including 84% in long-term products and 16% in cash management and advisory assignments. BlackRock Solutions® added ten net new assignments during the quarter, and continues to have a robust pipeline of contracts and proposals in process.

The table below presents AUM and a comparison of GAAP and as adjusted results for certain financial measures. See Attachment I for a reconciliation of GAAP to the as adjusted financial measures.

	Q2 2011	Q2 2010	% Change	Q1 2011	% Change	Six Months Ended June 30,		% Change
						2011	2010
AUM	$3,659,148	$3,150,585	16%	$3,648,445	—%	$3,659,148	$3,150,585	16%

GAAP basis:
Revenue	$2,347	$2,032	16%	$2,282	3%	$4,629	$4,027	15%
Operating income	$866	$697	24%	$798	9%	$1,664	$1,351	23%
Net income(1)	$619	$432	43%	$568	9%	$1,187	$855	39%
Diluted EPS	$3.21	$2.21	45%	$2.89	11%	$6.10	$4.38	39%

As Adjusted:
Operating income(2)	$883	$741	19%	$819	8%	$1,702	$1,468	16%
Net income(1)(2)	$578	$463	25%	$582	(1%)	$1,160	$932	24%
Diluted EPS(2)	$3.00	$2.37	27%	$2.96	1%	$5.96	$4.78	25%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (a) through (e) to the Condensed Consolidated Statements of Income and Supplemental Information in Attachment I on pages 9 through 12 for more information on as adjusted items.

“We continued to execute on our growth strategies, achieving top line revenue of $2.3 billion and strong new business results in higher margin businesses, including iShares® and retail globally,” added Mr. Fink. “Net inflows in long-term products totaled $18.4 billion(1), driven by multi-asset class offerings, including our fiduciary management services. These services require broad asset allocation, asset management and liability modeling capabilities that few others can offer. BlackRock Solutions also had a strong quarter, adding ten new assignments and completing six, including our work for the Central Bank of Ireland.

“As the quarter progressed, investors grew increasingly concerned about uncertainties in the market, including the sovereign debt crisis in Europe, political stalemate on the US debt ceiling, and prospects of slower economic growth. The adverse shift in investor sentiment caused greater volatility in index and iShares flows and a slowdown in retail industry-wide, particularly in equities. The money market industry continued to contract, as rates moved even lower. In addition, our advisory AUM declined as we executed planned liquidations of client portfolios.

“During the quarter, we launched the BlackRock Investment Institute to enhance global information sharing among our investment professionals. In May, the Institute introduced our Sovereign Credit Index, evidencing the kind of thought leadership that differentiates BlackRock. This is just one example of the ways in which we are focused on raising the bar, and capturing the benefits of our unified global platform.

“We also continued to build for the future by attracting world class talent to BlackRock, including new leadership for our Real Estate business, an expanded team in Private Equity, and a new head of Fundamental Equities in Asia. In addition, we repurchased Bank of America’s remaining ownership interest on June 1, 2011 for $2.5 billion, a transaction that was both accretive for our shareholders and consistent with extending our strategic relationship to serve our shared clients.

“The level of geopolitical, regulatory and economic uncertainty is exceptionally high and contributing to considerable volatility in the markets. Our teams are working tirelessly to communicate with our clients and help navigate these difficult conditions. I am proud of their commitment and inspired by their efforts.”

Second Quarter Business Highlights

The summary below compares second quarter to first quarter, and the new business figures exclude the previously reported final merger-related outflow of $9.9 billion in institutional index equities.

Long-term AUM increased $34.1 billion to $3.279 trillion at June 30, 2011, including $18.4 billion of net new business. Cash management and advisory AUM declined $9.5 billion and $13.9 billion, respectively.

•

Equity AUM declined 1% or $14.7 billion to $1.749 trillion at June 30, 2011, 81% of which is invested in index products (including iShares). Net inflows of $7.9 billion in index accounts were offset by $8.9 billion of net outflows, primarily scientific active equity, where improved performance helped stem withdrawals relative to prior periods.

•

Fixed income AUM rose $27.5 billion or 2% to close the quarter at $1.186 trillion, split almost equally between index (48%) and active (52%) products. Net new business of $4.2 billion in actively managed mandates was offset by $4.2 billion of net outflows in index portfolios.

•

Multi-asset class AUM grew 11% or $23.3 billion to $231.3 billion at quarter-end, 98% of which were in actively managed products. Net new business totaled $20.7 billion, reflecting strong demand for fiduciary management services and asset allocation products.

•

Alternatives AUM declined 2% or $2.0 billion to $113.3 billion at June 30, 2011, including $67.6 billion in hedge funds, real estate, private equity and fund of funds and $45.7 billion in commodity and currency products. Net inflows of $0.2 billion in the former were offset by $1.5 billion of net outflows in lower fee currency and commodity products.

•	Cash management AUM ended the quarter at $247.2 billion, down $9.5 billion versus March 31, 2011. Average assets declined approximately 4%, consistent with industry trends given continued low rates.

•	Advisory AUM declined $13.9 billion to $132.8 billion at quarter-end, driven almost exclusively by disbursements from planned portfolio liquidations.

(1)	Before giving effect to the final merger-related outflow.

Net new business was positive in all regions, led by strong flows from iShares and retail clients globally in long-term products, as highlighted below.

•

iShares AUM increased $7.5 billion to $631.9 billion at quarter end. Net inflows of $11.6 billion were up 11% over the prior quarter, including $6.5 billion in equities and $6.3 billion in fixed income products.

•

Retail AUM increased $5.2 billion to $400.2 billion at quarter-end, led by $4.9 billion of net inflows in the US, a pace well above our domestic retail market share. International retail contributed $0.9 billion of net inflows, primarily in equities and multi-asset class funds.

•

Institutional AUM grew 1% or $21.4 billion to $2.247 trillion at June 30, 2011, including 61% in index and 39% in active products. Net new business was particularly strong in multi-asset class, driven by new fiduciary mandates, as well as inflows in target date, global allocation and other asset allocation products.

Investment performance was competitive across the platform. For the one-, three-, and five-year periods ended June 30, 2011, 71%, 66% and 71% of active AUM returns were above their benchmarks or peer medians, and 96%, 93% and 97% of index AUM returns were within or above their tracking error tolerances.

BlackRock Solutions added 10 net new assignments during the quarter, including three Aladdin® assignments, one risk management mandate, and six advisory engagements. We completed six short-term advisory assignments during the quarter.

Our new business pipeline totaled $84.3 billion at July 14, 2011, including $13.0 billion funded since quarter-end and $71.3 billion of wins to be funded. Of the total, 84% was in long-term products and 16% in cash management products and advisory assignments. BlackRock Solutions’ pipeline of pending contracts and proposals also remained strong.

Second Quarter Financial Highlights

Comparison to the Second Quarter of 2010

Operating income:

Second quarter 2011 operating income increased 24% to $866 million from $697 million in second quarter 2010. Second quarter 2010 operating income included $32 million of integration costs related to the Barclays Global Investors (“BGI”) acquisition from Barclays (the “BGI Transaction”). The BGI integration costs incurred in 2010 were not part of the on-going business and were associated with combining the firms.

Second quarter 2011 revenue of $2,347 million increased $315 million, or 16%, compared to $2,032 million in second quarter 2010, due to the following:

•

Investment advisory, administration fees and securities lending revenue of $2,100 million in second quarter 2011 increased $308 million, or 17%, from $1,792 million in second quarter 2010. The increase primarily related to growth in long-term AUM, which reflected the benefit of both net new business and market appreciation on long-term AUM during the prior twelve months, partially offset by a decline in fees from cash management products due to lower average AUM and higher yield-support waivers.

•	Performance fees of $50 million in second quarter 2011 were flat compared to second quarter 2010.

•

BlackRock Solutions and advisory revenue of $116 million in second quarter 2011 increased from $114 million in second quarter 2010. The increase primarily reflected additional Aladdin mandates, partially offset by fewer advisory assignments, including portfolio liquidation assignments that have AUM-based fees.

•

Distribution fees of $27 million in second quarter 2011 decreased $5 million from $32 million in second quarter 2010 primarily resulting from lower sales and AUM in certain share classes of open-end retail funds.

•	Other revenue increased $10 million to $54 million in second quarter 2011 from $44 million in second quarter 2010 primarily due to an increase in fees earned for transition management services.

Second quarter 2011 total operating expenses were $1,481 million compared with $1,335 million in second quarter 2010. Excluding BGI integration costs of $32 million in second quarter 2010, second quarter 2011 total operating expenses increased by $178 million driven by the following:

•	Employee compensation and benefits of $824 million increased $115 million driven by a $53 million increase in base salaries and a $47 million increase in incentive compensation.

•

Distribution and servicing costs of $100 million increased $3 million primarily related to an increase in average long-term AUM, partially offset by lower cash management-related costs due to lower average AUM and lower distribution costs reflecting higher yield-support waivers.

•	Amortization of deferred sales commissions decreased $6 million primarily related to lower sales of certain share classes of open-end funds.

•	Direct fund expenses of $153 million increased $31 million from growth in average AUM for the funds (predominantly iShares) subject to arrangements under which BlackRock pays certain fund expenses.

•

General and administration expenses of $345 million increased $33 million, excluding $28 million of second quarter 2010 BGI integration costs. The increase primarily related to higher marketing and promotion costs of $20 million.

Non-operating income (expense):

Second quarter 2011 non-operating expense, net of non-controlling interests was $27 million compared to $32 million in second quarter 2010. Second quarter 2011 included $37 million of net interest expense, partially offset by $10 million of net positive marks on balance sheet investments. Net interest expense of $37 million in second quarter 2011 increased $4 million driven by the $2.0 billion debt issuance in connection with the repurchase of Bank of America’s remaining ownership interest.

Income tax expense:

Income tax expense was $220 million and $233 million for the three months ended June 30, 2011 and 2010, respectively. The GAAP effective income tax rate for the second quarter 2011 was 26.2% compared to 35.0% for the second quarter 2010. The second quarter 2011 GAAP tax rate included a $52 million non-cash benefit due to enacted state tax legislation.

Comparison to the First Quarter of 2011

Operating income:

Second quarter 2011 operating income increased 9% to $866 million from $798 million in first quarter 2011.

Second quarter 2011 revenues of $2,347 million increased $65 million, or 3%, compared to $2,282 million in first quarter 2011, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $2,100 million in second quarter 2011 increased $116 million compared to $1,984 million in first quarter 2011. This revenue growth reflected the seasonal effect of an increase in average balances of international securities on loan, a net increase in long-term AUM, which includes inflows that yield higher fees as compared to the fees earned on the outflows, and the benefit of one additional revenue day in the current quarter, partially offset by a decline in cash management product fees.

•

Performance fees of $50 million in second quarter 2011 decreased $33 million, or 40%, from first quarter 2011. The decrease primarily related to lower performance fees from hedge funds and multi-asset class products.

•

BlackRock Solutions and advisory revenue of $116 million in second quarter 2011 declined from $128 million in first quarter 2011. The net decrease was due to a decrease in completed advisory assignments partially offset by higher Aladdin fees.

•

Other revenue of $54 million in second quarter 2011 decreased $5 million from the $59 million recorded in first quarter 2011 primarily due to a decline in earnings from certain operating advisory company investments.

Second quarter 2011 total operating expenses of $1,481 million decreased $3 million, compared to $1,484 million in first quarter 2011 primarily due to the following:

•

Employee compensation and benefits of $824 million in second quarter 2011 declined $6 million from $830 million in first quarter 2011. The decrease primarily related to a seasonal decline in employer payroll taxes due to the first quarter vesting of certain annual stock-based awards partially offset by an increase in base salaries.

•

Distribution and servicing costs of $100 million decreased $9 million driven by a decline in cash management-related costs due to lower average AUM and higher yield-support waivers resulting in lower levels of distribution costs.

•

Direct fund expenses of $153 million increased $10 million primarily related to an increase in average AUM for the funds (predominantly iShares) subject to arrangements under which BlackRock pays certain fund expenses.

•

General and administration expenses of $345 million in second quarter 2011 were up $5 million from first quarter 2011. The increase primarily related to an increase in marketing and promotional expenses and VAT expense partially offset by the absence of closed-end fund launch costs associated with the March 2011 launch of the BlackRock Resources and Commodities Strategy Trust.

Non-operating income (expense):

Second quarter 2011 non-operating expense, net of non-controlling interests, was $27 million, compared to non-operating income of $19 million in first quarter 2011. Non-operating expense in second quarter 2011 included $37 million of net interest expense, partially offset by $10 million of net positive marks on balance sheet investments. The $46 million decrease in non-operating income related to $38 million of lower net gains on investments and an $8 million increase in net interest expense.

Income tax expense:

The GAAP effective income tax rate for the second quarter 2011 was 26.2% compared to 30.5% for the first quarter 2011. The second quarter 2011 included a $52 million non-cash benefit due to enacted state tax legislation. The first quarter 2011 GAAP tax rate included a $24 million benefit related to the resolution of certain outstanding tax positions.

Teleconference, Webcast and Presentation Information

BlackRock will host a teleconference call for investors and analysts on Wednesday, July 20, 2011, at 9:00 a.m. (Eastern Time) to discuss its second quarter 2011 results. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 82069169). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 1:00 p.m. on Wednesday, July 20, 2011 and ending at 11:59 p.m. (ET) on Wednesday, August 3, 2011. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 82069169. To access the webcast, please visit the investor relations section of www.blackrock.com.

Performance Notes

Past performance is not indicative of future results. The performance information shown is based on preliminarily available data. The performance information for actively managed accounts reflects U.S. open-end and closed-end mutual funds and similar EMEA-based products with respect to peer median comparisons, and actively managed institutional and high net worth separate accounts and funds located globally with respect to benchmark comparisons, as determined using objectively based internal parameters, using the most current verified information available as of June 30, 2011 (May 31, 2011 for high net worth accounts).

Accounts terminated prior to June 30, 2011 are not included. In addition, accounts that have not been verified as of July 15, 2011 have not been included. If such terminated and other accounts had been included, the performance information may have substantially differed from that shown. The performance information does not include funds or accounts that are not measured against a benchmark, any benchmark-based alternatives product, private equity products, CDOs, or accounts managed by BlackRock’s Financial Markets Advisory Group. Comparisons are based on gross-of-fee performance for U.S. retail, institutional and high net worth separate accounts and EMEA institutional separate accounts and net of fee performance for EMEA based retail products. The performance tracking information for institutional index accounts is based on gross-of-fee performance as of June 30, 2011, and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund, as of June 30, 2011.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At June 30, 2011, BlackRock’s AUM was $3.659 trillion. BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of June 30, 2011, the firm has approximately 9,700 employees in 26 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-looking Statements

This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property and information security protection; (10) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays Bank PLC or The PNC Financial Services Group, Inc.; (11) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s economic investments; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s success in maintaining the distribution of its products; (16) the impact of BlackRock electing to provide support to its products from time to time; (17) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (18) the ability of BlackRock to complete the integration of the operations of Barclays Global Investors.

BlackRock’s Annual Report on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this press release.

Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data)

(unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
	2011	2010	Change	2011	Change	2011	2010	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,100	$1,792	$308	$1,984	$116	$4,084	$3,545	$539
Investment advisory performance fees	50	50	—	83	(33)	133	100	33
BlackRock Solutions and advisory	116	114	2	128	(12)	244	227	17
Distribution fees	27	32	(5)	28	(1)	55	60	(5)
Other revenue	54	44	10	59	(5)	113	95	18

Total revenue	2,347	2,032	315	2,282	65	4,629	4,027	602

Expenses
Employee compensation and benefits	824	709	115	830	(6)	1,654	1,482	172
Distribution and servicing costs	100	97	3	109	(9)	209	197	12
Amortization of deferred sales commissions	21	27	(6)	22	(1)	43	53	(10)
Direct fund expenses	153	122	31	143	10	296	235	61
General and administration	345	340	5	340	5	685	629	56
Amortization of intangible assets	38	40	(2)	40	(2)	78	80	(2)

Total expenses	1,481	1,335	146	1,484	(3)	2,965	2,676	289

Operating income	866	697	169	798	68	1,664	1,351	313

Non-operating income (expense)
Net gain (loss) on investments	18	(13)	31	59	(41)	77	24	53
Net gain (loss) on consolidated variable interest entities	(5)	(29)	24	(15)	10	(20)	(28)	8
Interest and dividend income	4	5	(1)	9	(5)	13	9	4
Interest expense	(41)	(38)	(3)	(38)	(3)	(79)	(78)	(1)

Total non-operating income (expense)	(24)	(75)	51	15	(39)	(9)	(73)	64

Income before income taxes	842	622	220	813	29	1,655	1,278	377
Income tax expense	220	233	(13)	249	(29)	469	461	8

Net income	622	389	233	564	58	1,186	817	369
Less:
Net income (loss) attributable to non-controlling interests	3	(43)	46	(4)	7	(1)	(38)	37

Net income attributable to BlackRock, Inc.	$619	$432	$187	$568	$51	$1,187	$855	$332

Weighted-average common shares outstanding (e)
Basic	187,870,001	190,975,161	(3,105,160)	191,797,365	(3,927,364)	189,822,833	190,329,206	(506,373)
Diluted	190,579,963	192,569,539	(1,989,576)	194,296,504	(3,716,541)	192,429,367	192,213,593	215,774
Earnings per share attributable to BlackRock, Inc. common stockholders (e)
Basic	$3.26	$2.23	$1.03	$2.92	$0.34	$6.18	$4.43	$1.75
Diluted	$3.21	$2.21	$1.00	$2.89	$0.32	$6.10	$4.38	$1.72

Cash dividends declared and paid per share	$1.375	$1.00	$0.375	$1.375	$0.00	$2.75	$2.00	$0.75

Supplemental information:
AUM (end of period)	$3,659,148	$3,150,585	$508,563	$3,648,445	$10,703	$3,659,148	$3,150,585	$508,563
Operating income, as adjusted (a)	$883	$741	$142	$819	$64	$1,702	$1,468	$234
Operating margin, GAAP basis	36.9%	34.3%	2.6%	35.0%	1.9%	35.9%	33.5%	2.4%
Operating margin, as adjusted (a)	39.7%	38.8%	0.9%	39.1%	0.6%	39.4%	38.9%	0.5%
Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted (b)	($27)	($28)	$1	$14	($41)	($13)	($34)	$21
Net income attributable to BlackRock, Inc., as adjusted (c) (d)	$578	$463	$115	$582	($4)	$1,160	$932	$228
Diluted earnings attributable to BlackRock, Inc. common stockholders per share, as adjusted (c) (d) (e)	$3.00	$2.37	$0.63	$2.96	$0.04	$5.96	$4.78	$1.18
Effective tax rate, GAAP basis	26.2%	35.0%	(8.8%)	30.5%	(4.3%)	28.3%	35.0%	(6.7%)
Shares outstanding excluding escrow shares (end of period)	179,086,190	191,012,855	(11,926,665)	192,243,415	(13,157,225)	179,086,190	191,012,855	(11,926,665)

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"); however, management believes that evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock's financial performance over time. BlackRock's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the Company's condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems non-recurring, or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue used for operating margin measurement, as indicated in the table below.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(Dollar amounts in millions)	2011	2010	2011	2011	2010

Operating income, GAAP basis	$866	$697	$798	$1,664	$1,351
Non-GAAP expense adjustments:
BGI integration costs
Employee compensation and benefits	—	4	—	—	22
General and administration	—	28	—	—	62

Total BGI integration costs	—	32	—	—	84
PNC LTIP funding obligation	14	14	14	28	29
Merrill Lynch compensation contribution	3	2	2	5	5
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	(4)	5	5	(1)

Operating income, as adjusted	883	741	819	1,702	1,468
Closed-end fund launch costs	—	—	19	19	—
Closed-end fund launch commissions	—	—	2	2	—

Operating income used for operating margin measurement	$883	$741	$840	$1,723	$1,468

Revenue, GAAP basis	$2,347	$2,032	$2,282	$4,629	$4,027
Non-GAAP adjustments:
Distribution and servicing costs	(100)	(97)	(109)	(209)	(197)
Amortization of deferred sales commissions	(21)	(27)	(22)	(43)	(53)

Revenue used for operating margin measurement	$2,226	$1,908	$2,151	$4,377	$3,777

Operating margin, GAAP basis	36.9%	34.3%	35.0%	35.9%	33.5%

Operating margin, as adjusted	39.7%	38.8%	39.1%	39.4%	38.9%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(a) (continued)

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors.

Operating income, as adjusted:

BGI integration costs, which are not expected to recur, recorded in 2010 consist principally of compensation expense, legal fees, marketing and promotional, occupancy and consulting expenses incurred in conjunction with the BGI Transaction. The expenses associated with BGI integration costs have been excluded from operating income, as adjusted, to help enhance the comparability of this information with the current reporting periods. As such, management believes that operating margins exclusive of these costs are useful measures in evaluating BlackRock’s operating performance for the respective periods.

The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) that will be funded through the distribution to participants of shares of BlackRock stock held by The PNC Financial Services Group, Inc. ("PNC") and a Merrill Lynch & Co., Inc. ("Merrill Lynch") cash compensation contribution, a portion of which has been received, has been excluded because these charges ultimately do not impact BlackRock’s book value. The expense related to the Merrill Lynch cash compensation contribution ceases at the end of the third quarter 2011.

Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income (expense).

Operating margin, as adjusted:

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes the exclusion of such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Operating margin, as adjusted, allows BlackRock to compare performance from period-to-period by adjusting for items that may not recur, recur infrequently or may fluctuate based on market movements, such as integration costs, closed-end fund launch costs, commissions paid to certain employees as compensation and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance to other companies. Management uses both the GAAP and non-GAAP financial measures in evaluating the financial performance of BlackRock. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, offset distribution fee revenue earned by the Company. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted:

Non-operating income (expense), less net income (loss) attributable to non-controlling interests (“NCI”), as adjusted, equals non-operating income (expense), GAAP basis, less net income (loss) attributable to NCI, GAAP basis, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(Dollar amounts in millions)	2011	2010	2011	2011	2010
Non-operating income (expense), GAAP basis	($24)	($75)	$15	($9)	($73)
Less: Net income (loss) attributable to NCI	3	(43)	(4)	(1)	(38)

Non-operating income (expense)(1)	(27)	(32)	19	(8)	(35)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	4	(5)	(5)	1

Non-operating income (expense), less net income (loss) attributable to NCI, as adjusted	($27)	($28)	$14	($13)	($34)

(1)	Net of net income (loss) attributable to non-controlling interests.

Management believes that non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides for comparability of this information to reporting periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, offsets the gain (loss) on the investments set aside for these plans, management believes that non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s non-operating results that impact book value.

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted:

Management believes that net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items as well as charges that ultimately will not impact BlackRock’s book value or benefits that do not impact cash flow.

	Three Months Ended			Six Months Ended
(Dollar amounts in millions, except per share data)	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Net income attributable to BlackRock, Inc., GAAP basis	$619	$432	$568	$1,187	$855
Non-GAAP adjustments, net of tax:(d)
BGI integration costs	—	21	—	—	55
PNC LTIP funding obligation	10	9	9	19	19
Merrill Lynch compensation contribution	1	1	2	3	3
Income tax law changes	(52)	—	3	(49)	—

Net income attributable to BlackRock, Inc., as adjusted	$578	$463	$582	$1,160	$932

Allocation of net income attributable to BlackRock, Inc., as adjusted:
Common shares(e)	$571	$456	$575	$1,146	$918
Participating restricted stock units	7	7	7	14	14

Net income attributable to BlackRock, Inc., as adjusted	$578	$463	$582	$1,160	$932

Diluted weighted-average common shares outstanding(e)	190,579,963	192,569,539	194,296,504	192,429,367	192,213,593

Diluted earnings per common share, GAAP basis(e)	$3.21	$2.21	$2.89	$6.10	$4.38

Diluted earnings per common share, as adjusted(e)	$3.00	$2.37	$2.96	$5.96	$4.78

The BGI integration costs reflected in GAAP net income attributable to BlackRock, Inc. have been excluded from net income attributable to BlackRock, Inc., as adjusted, to help enhance the comparability of this information to reporting periods.

The portion of the compensation expense associated with certain LTIP awards that will be funded through the distribution to participants of shares of BlackRock stock held by PNC and the Merrill Lynch cash compensation contribution, a portion of which has been received, has been excluded from net income attributable to BlackRock, Inc., as adjusted, because these charges ultimately do not impact BlackRock’s book value.

During first and second quarters of 2011, certain state income tax laws changed due to enacted legislation, which resulted in the re-measurement of certain net deferred income tax liabilities, primarily related to acquired intangible assets. The resulting increase or decrease in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as these enacted tax legislation changes will not have a cash flow impact and to ensure comparability of this information to reporting periods.

(d) For the quarters ended June 30, 2011, June 30, 2010 and March 31, 2011, non-GAAP adjustments were tax effected at 32.4%, 35.0% and 33.0%, respectively, which reflects a blended rate applicable to the adjustments. For the six months ended June 30, 2011 and 2010, non-GAAP adjustments were tax effected at 32.7% and 35.0%, respectively.

(e) Non-voting participating preferred shares are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations. Certain unvested restricted stock units are not included in this number as they are deemed participating securities in accordance with required provisions of Accounting Standards Codification 260-10, Earnings per Share. For the quarters ended June 30, 2011, June 30, 2010 and March 31, 2011 outstanding participating securities were 2.2 million, 2.7 million and 2.4 million, respectively.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in millions)

(unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
	2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Investment advisory, administration fees and securities lending revenue
Equity:
Active	$536	$460	$76	$511	$25	$1,047	$921	$126
Institutional index	148	118	30	111	37	259	216	43
iShares/Exchange-traded products	500	403	97	463	37	963	794	169
Fixed income:
Active	276	257	19	269	7	545	511	34
Institutional index	55	37	18	53	2	108	74	34
iShares/Exchange-traded products	77	62	15	71	6	148	121	27
Multi-asset class	230	175	55	218	12	448	341	107
Alternatives	182	154	28	172	10	354	309	45

Long-term	2,004	1,666	338	1,868	136	3,872	3,287	585
Cash management	96	126	(30)	116	(20)	212	258	(46)

Total	2,100	1,792	308	1,984	116	4,084	3,545	539

Investment advisory performance fees:
Equity	27	18	9	30	(3)	57	23	34
Fixed income	6	9	(3)	1	5	7	22	(15)
Multi-asset class	(7)	2	(9)	3	(10)	(4)	3	(7)
Alternatives	24	21	3	49	(25)	73	52	21

Total	50	50	—	83	(33)	133	100	33

BlackRock Solutions and advisory	116	114	2	128	(12)	244	227	17
Distribution fees	27	32	(5)	28	(1)	55	60	(5)
Other revenue	54	44	10	59	(5)	113	95	18

Total revenue	$2,347	$2,032	$315	$2,282	$65	$4,629	$4,027	$602

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Mix of Investment Advisory, Administration Fees and Securities Lending Revenue

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Equity:
Active	25%	26%	25%	25%	27%
Institutional index	7%	7%	6%	6%	6%
iShares/Exchange-traded products	23%	22%	22%	24%	22%
Fixed income:
Active	13%	14%	14%	13%	14%
Institutional index	3%	2%	3%	3%	2%
iShares/Exchange-traded products	4%	3%	4%	4%	3%
Multi-asset class	11%	10%	11%	11%	10%
Alternatives	9%	9%	9%	9%	9%

Long-term	95%	93%	94%	95%	93%
Cash management	5%	7%	6%	5%	7%

Total	100%	100%	100%	100%	100%

NOTE: Certain prior period information has been reclassified to conform to current period presentation

Attachment III

BlackRock, Inc.

Summary of Non-operating Income (Expense)

(Dollar amounts in millions)

(unaudited)

		Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
		2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Non-operating income (expense), GAAP basis		$(24)	$(75)	$51	$15	$(39)	$(9)	$(73)	$64
Less: Net income (loss) attributable to NCI		3	(43)	46	(4)	7	(1)	(38)	37

Non-operating income (expense)(1)		$(27)	$(32)	$5	$19	$(46)	$(8)	$(35)	$27

	Estimated Economic Investments at June 30,	Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
	2011(2)	2011	2010	$ Change	2011	$ Change	2011	2010	$ Change
Net gain (loss) on investments(1)
Private equity	30 - 35%	$18	$(10)	$28	$8	$10	$26	$(2)	$28
Real estate	<10%	2	2	—	1	1	3	1	2
Distressed credit/mortgage funds	25 - 30%	(13)	5	(18)	27	(40)	14	25	(11)
Hedge funds/funds of hedge funds	<10%	1	1	—	4	(3)	5	7	(2)
Other investments(3)	20 - 25%	2	7	(5)	3	(1)	5	4	1

Sub-total		10	5	5	43	(33)	53	35	18
Investments related to deferred compensation plans		—	(4)	4	5	(5)	5	(1)	6

Total net gain (loss) on investments(1)		10	1	9	48	(38)	58	34	24
Interest and dividend income		4	5	(1)	9	(5)	13	9	4
Interest expense		(41)	(38)	(3)	(38)	(3)	(79)	(78)	(1)

Net interest expense		(37)	(33)	(4)	(29)	(8)	(66)	(69)	3

Total non-operating income (expense)(1)		(27)	(32)	5	19	(46)	(8)	(35)	27
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	4	(4)	(5)	5	(5)	1	(6)

Non-operating income (expense), as adjusted(1)		$(27)	$(28)	$1	$14	$(41)	$(13)	$(34)	$21

(1)	Net of net income (loss) attributable to non-controlling interests ("NCI") (redeemable and non-redeemable) related to investment activities and consolidated variable interest entities.
(2)	Percentages represent estimated percentages of BlackRock's corporate economic investment portfolio.
(3)	Amount includes net gains (losses) related to equity and fixed income investments and BlackRock's seed capital hedging program.

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

Summary

				Variance vs.
	June 30, 2011	March 31, 2011	June 30, 2010(1)	March 31, 2011	June 30, 2010
Equity:
Active	$333,237	$343,389	$290,848	(3%)	15%
Institutional index	939,079	945,226	746,254	(1%)	26%
iShares/Exchange-traded products	476,604	474,966	345,710	0%	38%
Fixed income:
Active	612,553	595,314	591,830	3%	4%
Institutional index	438,424	436,084	370,159	1%	18%
iShares/Exchange-traded products	134,695	126,791	118,497	6%	14%
Multi-asset class	231,256	207,982	148,160	11%	56%
Alternatives	113,262	115,253	101,536	(2%)	12%

Long-term	3,279,110	3,245,005	2,712,994	1%	21%
Cash management	247,219	256,694	279,227	(4%)	(11%)

Sub Total	3,526,329	3,501,699	2,992,221	1%	18%
Advisory(2)	132,819	146,746	158,364	(9%)	(16%)

Total AUM	$3,659,148	$3,648,445	$3,150,585	0%	16%

BlackRock, Inc.

Mix of Assets Under Management

(unaudited)

	June 30, 2011	March 31, 2011	June 30, 2010(1)
Equity:
Active	9%	9%	9%
Institutional index	26%	27%	24%
iShares/Exchange-traded products	13%	13%	11%
Fixed income:
Active	17%	16%	19%
Institutional index	12%	12%	11%
iShares/Exchange-traded products	4%	3%	4%
Multi-asset class	6%	6%	5%
Alternatives	3%	3%	3%

Long-term	90%	89%	86%
Cash management	6%	7%	9%

Sub Total	96%	96%	95%
Advisory(2)	4%	4%	5%

Total AUM	100%	100%	100%

(1)	Data reflects the reclassification of prior period AUM to the current period presentation.
(2)	Advisory AUM represents long-term portfolio liquidation assignments.

Attachment V

BlackRock, Inc.

Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

Current Quarter Component Changes

	March 31, 2011	Net subscriptions (redemptions)(1)	BGI merger- related outflows(2)	Market appreciation (depreciation)	Foreign exchange(4)	June 30, 2011
Equity:
Active	$343,389	$(8,856)	$—	$(2,733)	$1,437	$333,237
Institutional index	945,226	1,406	(9,900)	(1,213)	3,560	939,079
iShares/Exchange-traded products	474,966	6,521	—	(5,917)	1,034	476,604
Fixed income:
Active	595,314	4,184	—	11,413	1,642	612,553
Institutional index	436,084	(10,474)	—	8,964	3,850	438,424
iShares/Exchange-traded products	126,791	6,288	—	1,119	497	134,695
Multi-asset class	207,982	20,678	—	1,419	1,177	231,256
Alternatives	115,253	(1,340)	—	(1,094)	443	113,262

Long-term	3,245,005	18,407	(9,900)	11,958	13,640	3,279,110
Cash management	256,694	(9,921)	—	74	372	247,219

Sub Total	3,501,699	8,486	(9,900)	12,032	14,012	3,526,329
Advisory(5)	146,746	(14,100)	—	33	140	132,819

Total AUM	$3,648,445	$(5,614)	$(9,900)	$12,065	$14,152	$3,659,148

Year to Date Component Changes
	December 31, 2010	Net subscriptions (redemptions)(1)	BGI merger- related outflows(2)	Market appreciation (depreciation)	Foreign exchange(4)	June 30, 2011
Equity:
Active	$334,532	$(6,626)	$(6,943)	$8,320	$3,954	$333,237
Institutional index	911,775	2,469	(20,630)	37,115	8,350	939,079
iShares/Exchange-traded products	448,160	13,719	—	10,970	3,755	476,604
Fixed income:
Active	592,303	1,508	(413)	14,792	4,363	612,553
Institutional index	425,930	(1,613)	(113)	6,406	7,814	438,424
iShares/Exchange-traded products	123,091	8,627	—	1,114	1,863	134,695
Multi-asset class	185,587	35,617	—	6,373	3,679	231,256
Alternatives	109,738	(562)	(152)	3,494	744	113,262

Long-term	3,131,116	53,139	(28,251)	88,584	34,522	3,279,110
Cash management	279,175	(34,362)	—	396	2,010	247,219

Sub Total	3,410,291	18,777	(28,251)	88,980	36,532	3,526,329
Advisory(5)	150,677	(18,608)	—	(51)	801	132,819

Total AUM	$3,560,968	$169	$(28,251)	$88,929	$37,333	$3,659,148

Year over Year Component Changes
	June 30, 2010(6)	Net subscriptions (redemptions)(1)	BGI merger related outflows(2)	Acquisition/ reclassifications(3)	Market appreciation (depreciation)	Foreign exchange(4)	June 30, 2011
Equity:
Active	$290,848	$(6,965)	$(30,074)	$(3,920)	$71,373	$11,975	$333,237
Institutional index	746,254	26,834	(56,810)	(528)	195,601	27,728	939,079
iShares/Exchange-traded products	345,710	34,952	—	—	88,152	7,790	476,604
Fixed income:
Active	591,830	(6,307)	(3,852)	(3,923)	22,374	12,431	612,553
Institutional index	370,159	30,627	(9,666)	7,375	12,141	27,788	438,424
iShares/Exchange-traded products	118,497	11,463	—	—	654	4,081	134,695
Multi-asset class	148,160	46,966	—	3,550	24,335	8,245	231,256
Alternatives	101,536	(3,590)	(444)	—	12,843	2,917	113,262

Long-term	2,712,994	133,980	(100,846)	2,554	427,473	102,955	3,279,110
Cash management	279,227	(31,767)	(566)	(4,852)	361	4,816	247,219

Sub Total	2,992,221	102,213	(101,412)	(2,298)	427,834	107,771	3,526,329
Advisory(5)	158,364	(28,118)	(10)	—	(190)	2,773	132,819

Total AUM	$3,150,585	$74,095	$(101,422)	$(2,298)	$427,644	$110,544	$3,659,148

(1)	Amount includes distributions representing return of capital and return on investment to investors.
(2)	Amount includes outflows due to manager concentration considerations. Amounts prior to second quarter 2011 also include outflows from scientific active equity performance.
(3)	Amount includes acquisition adjustments and reclasses of AUM acquired from Barclays in December 2009 and other reclassifications to conform to current period combined AUM policy.
(4)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Data reflects the reclassification of prior period AUM to the current period presentation.